Exhibit 99.1

Palatin to Begin Trading on Nasdaq Stock Exchange

PRINCETON, NJ – May 18, 2026 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company focused on the discovery and development of novel therapeutics targeting the melanocortin receptor system, today announced that its common stock has been approved for listing on the Nasdaq Capital Market and that the Company will transfer its stock exchange listing to Nasdaq from the NYSE American.

The Company expects to begin trading as a Nasdaq-listed company on May 29, 2026, and will continue to trade under the symbol “PTN.” Palatin’s common stock will continue to trade on the NYSE American until the market close on May 28, 2026.

“We are pleased to announce our listing on the Nasdaq Capital Market and to join a community of leading biotechnology companies,” said Carl Spana, Ph.D., President and Chief Executive Officer of Palatin Technologies. “We believe the move to Nasdaq will improve the visibility of our common stock, enhance trading liquidity in our shares, and provide us with greater exposure to institutional investors.”

Palatin is advancing selective MC4R-based obesity programs targeting rare obesity disorders linked to the MC4R pathway, including hypothalamic obesity, Prader-Willi syndrome, and Bardet-Biedl syndrome, with a focus on improved tolerability and long-term use. The Company’s once-weekly injectable MC4R selective peptide agonist program is on track for an IND submission in the fourth quarter of calendar 2026, and its oral MC4R selective agonist program continues to advance, with a next-generation oral candidate targeted for IND submission in the first half of calendar 2027. Palatin’s development strategy is focused on advancing potential best-in-class MC4R candidates designed to enhance potency, improve tolerability, reduce off-target effects, including those associated with hyperpigmentation, and support safe and effective long-term use.

No action is required by existing stockholders with respect to the transfer of the Company’s listing.

About Palatin

Palatin is a biopharmaceutical company developing medicines that target the melanocortin receptor system with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form collaborations with industry leaders to maximize their commercial potential. For more information, visit the company’s website at www.palatin.com and follow us on X, formerly Twitter, @PalatinTech.

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Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about the commencement of trading of Palatin’s common stock on the Nasdaq Capital Market. Palatin products in development, clinical trial results, potential actions by regulatory agencies, regulatory plans, development programs, proposed indications for product candidates, and market potential for product candidates are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:

Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors, LLC
Chief Financial Officer/Chief Operating Officer	Managing Director
Tel: (609) 495-2200 / Info@palatin.com	Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

Palatin Technologies® is a registered trademark of Palatin Technologies, Inc.

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